EX-3.4

          THIS TRUST AGREEMENT, made and entered into this 6th day of April, 1972, by and between HARRY FULLER BARNES, Individually, of the Town of Bristol, County of Hartford and State of Connecticut, without any express authority from the Probate Court in and for the District of Bristol, and THE CONNECTICUT BANK AND TRUST COMPANY, a specially chartered Connecticut corporation, having an office in the Town of Bristol, County of Hartford and State of Connecticut, Conservator of the Estate of Harry Fuller Barnes, and Wallace Barnes, of the Town of Bristol, County of Hartford and State of Connecticut, Conservator Person of Harry Fuller Barnes, (hereinafter collectively referred to as the Settlor), pursuant to decree of the Probate Court in and for the District of Bristol dated April 6, 1972, authorizing said Conservators to execute this Agreement for and on behalf of Harry Fuller Barnes, and THE CONNECTICUT BANK AND TRUST COMPANY, a specially chartered Connecticut corporation, having an office in the Town of Bristol, County of Hartford and State of Connecticut, (hereinafter referred to as the Trustee).

          WITNESSETH:

                    WHEREAS, the Settlor desires to create a trust of certain securities and cash, the said securities and cash being described in Schedule A attached hereto, and having been delivered this date to the Trustee;

                    WHEREAS, the Settlor may hereafter desire to deposit with the Trustee additional cash, property or securities, or may wish to add to the trust by gift, devise or bequest under the terms of a Last Will and Testament, in which event such additional cash, property or securities shall be listed on additional schedules to be attached hereto; and

                    WHEREAS, the Settlor is contemplating marriage to Carol Holt, and Settlor is creating this Trust in contemplation of such marriage and as a means of funding an ante-nuptial agreement between Settlor and said Carol Holt, and Settlor would intend to revoke this Trust in the event that such marriage does not take place.

                    NOW, THEREFORE, the Trustee agrees to hold said securities and cash and any other property which the Settlor may hereafter place or cause to be placed under this Agreement, whether by Will, or otherwise, hereinafter referred to as the Trust Property, and to manage, invest and reinvest said property in trust for the following uses and purposes:


                                      ARTICLE I
                                      ---------

                    1. During the lifetime of the Settlor, the Trustee shall receive, hold and manage the Trust Property and shall invest and reinvest such property, and shall collect the income,


                                        -Two-
          if any, and proceeds thereof and shall pay over to or for the benefit of the Settlor during his lifetime so much of the annual net income and such amount or amounts of principal as the Trustee, in its sole discretion, shall deem advisable, for the care, comfort and support of the Settlor, and for the care, comfort and support of the Settlor's said wife, Carol.


                                     ARTICLE II
                                     ----------


                    1. Upon Settlor's death, if the Settlor's wife, Carol survives him, the Trustee shall hold the trust properties and shall pay to, or expend for the benefit of the said wife of the Settlor, during the lifetime of the Settlor's wife or until her remarriage, so much of the income, together with so much of the principal as the Trustee in its sole discretion shall deem advisable for the care, comfort and support of the Settlor's said wife, provided, however, that the Trustee shall pay to, or expend for the benefit of said wife of the Settlor, a minimum annuity of Fifteen Thousand Dollars ($15,000.00), payable in convenient installments, not less frequently then quarterly.


                                     ARTICLE III
                                     -----------


                    1. In the event of a separation or divorce between the Settlor and his said wife, Carol (unless and until


                                       -Three-
          there has been a judicial determination that such separation or divorce was the consequence of the flagrant misconduct of the Settlor's said wife, Carol), the Trustee shall pay, or expend for the benefit of the said wife of the Settlor, during the lifetime of the Settlor's said wife, or until her remarriage, so much of the income, together with so much of the principal as the Trustee in its sole discretion shall deem advisable for the care, comfort and support of the Settlor's said wife, provided, however, that the Trustee shall pay to, or expend for the benefit of said wife of the Settlor, a minimum annuity of Fifteen Thousand Dollars ($15,000.00), payable in convenient installments, not less frequently then quarterly.


                                     ARTICLE IV
                                     ----------

                    1. Upon the death of the survivor of the Settlor and his said wife, Carol, or upon the death of the Settlor and the remarriage of his said wife, or upon the death of the Settlor and a prior separation or divorce between the Settlor and his said wife and a judicial determination that such separation or divorce was the consequence of the flagrant misconduct of the Settlor's said wife, Carol, the Trustee shall pay over said trust properties, in equal shares, one (1) share to each child of the Settlor's brother, Wallace Barnes, who shall be living upon the termination of this Trust, one (1) share to each child of the Settlor's sister, Nancy B. Coffin, who shall be living upon the termination of this Trust, and one (1) share, per stirpes, among the issue collectively,


                                       -Four-
          who shall then be living of each child of said Settlor's brother and said Settlor's sister, who shall not then be living, or if there shall be no such children or more remote issue of Settlor's said brother, or Settlor's sister, the whole thereof absolutely to THE BRISTOL HOSPITAL, INCORPORATION, THE BRISTOL GIRLS CLUB ASSOCIATION, INCORPORATED, and THE BRISTOL BOYS' CLUB ASSOCIATION, INCORPORATED, Connecticut charitable corporations located in Bristol, Connecticut, in equal shares.


                                      ARTICLE V
                                      ---------


                    1. In addition to any powers hereinabove conferred upon it, the Trustee hereunder shall have the following powers and authority:

                    (A) To receive additional property real or personal, from any person at any time, by gift, devise or bequest, by designation of the Trustee to receive insurance proceeds, or otherwise.

                    (B) To retain, without liability for loss or depreciation resulting from said retention, any property, real or personal, received by the Trustee hereunder for such time as the Trustee shall deem advisable, although said property may not be of the character prescribed by law for the investment


                                       -Five-
          of trust assets and although it represents a large percentage of any trust established hereunder. A substantial portion of the trust may consist of stock or other securities (or voting trust certifications therefor) of the Associated Spring Corporation or a successor corporation or corporations. The Trustee is authorized to rely upon any information given to it by the Settlor's brother, Wallace Barnes, with respect to the condition of the Associated Spring Corporation or any successor to it, or the advisability of retaining securities of such corporation or corporations. During the lifetime of the Settlor's brother, Wallace Barnes, the Trustee shall exercise all voting rights with respect to the stock or other securities of the Associated Spring Corporation or any successor corporation or corporations in accordance with the written instructions of Wallace Barnes.

                    (C) To sell or otherwise dispose of assets of the trust to any person or corporation, including the executors or administrators of the estates of, or the trustees at any time acting of any trusts created by my grandmother, Lena F. Barnes,


                                        -Six-
          my father, Harry C. Barnes, my mother, Lillian H. Barnes, or any of their children, and even if the Trustee hereunder may also be an executor, administrator or trustee of any such estate or trust, all at such times, in such manner, for each or on credit, and upon such other terms and conditions as the Trustee shall deem advisable.

                    (D) To invest and reinvest from time to time all or any part of the trust in such stocks, common or preferred, common trust funds, bonds, debentures, notes, securities, life insurance and annuity contracts, or other real or personal property, including property located outside the State of Connecticut, either of the class or kind now or hereafter ordinarily approved or held to be lawful for the investment of trust funds, or not, as the Trustee, in its absolute discretion, may select, and to make and change such investments from time to time according to its discretion.

                    (E) To cause any of the investments which may be delivered to or acquired by the Trustee to be issued, held or registered in the name of the


                                       -Seven-

          Trustee, in negotiable form, in the name of a nominee or in any form in which title will pass by delivery; and any corporation or its transfer agent may presume conclusively that said nominee is the actual owner of securities submitted for transfer.

                    (F) Except as provided in Sub-paragraph (B) above, to exercise in person or by proxy, all voting, option, subscription, reorganization, consolidation, merger and liquidation rights, and all other rights and privileges of whatsoever nature incident, appurtenant or pertaining to securities in the trusts, and, in connection therewith, to enter into any covenant or agreement binding the trusts, and to purchase any new securities issued as a result of, or in connection with, any such act.

                    (G) To settle, compromise, contest or abandon claims or demands in favor of or against any trust, and the discretion of the Trustee in this respect shall be conclusive and binding.

                    (H) To borrow money, assume indebtedness, extend mortgages and encumber by mortgage or


                                       -Eight-
          pledge although extending beyond the period of any trust.

                    (I) To determine, in its absolute and uncontrolled discretion, whether any money or other property coming into its hands is part of the principal of the trust, or the gross income therefrom, or the net income available for distribution thereunder, and to apportion between principal and income any loss or expenditures which, in its opinion should be apportioned and which it may deem just and equitable, and any such determination as between principal and income so made by the Trustee in good faith shall be conclusive and binding upon all beneficiaries or other persons interested in the trust.

                    (J) To pay all lawful taxes including income taxes, all charges and other expenses properlyinoident to the management of the trust, out of principal or income as the Trustee, in its discretion shall determine; to make returns for all federal and state taxes and to settle and compromise any and all claims which may from time to time arise in connection therewith.


                                       -Nine-

                    (K) To make any divisions and payment pursuant to the terms of these trusts, using cash, securities or other property, of whatever nature and in whatever proportions the Trustee, in its judgment, shall deem appropriate on the basis of the value of the property as of the date of distribution.

                    (L) To pay any sum or sums due any minor hereunder direct to such minor, or to his or her parent or parents in his or her own behalf, or to such other person or persons and in such manner as it may deem for such minor's benefit, and such payment shall be a full and complete discharge.

                    (M) To engage the services of competent legal, accounting and investment counsel to assist and advise it in the administration of the trust, and to pay for such services out of the principal or income as the Trustee, in its discretion, shall determine.

                    (N) In general, to exercise every power and discretion in the management of any trust as the Trustee would have if it were the absolute owner thereof, and this general power shall not be


                                        -Ten-
          limited in any way by the specific powers given herein.


                                     ARTICLE VI
                                     ----------


                    1. Upon the death of the Settlor and upon the death of the Settlor's said wife, Carol, there may be insufficient liquid assets in his and/or her estate to pay the administration and funeral expenses and/or the federal and state estate, inheritance and succession taxes incurred by reason of his and/or her death, and the Trustee is, therefore, hereby requested and authorized to purchase from the estate of the Settlor and/or the estate of the Settlor's said wife, any assets of his and/or of her estate, or to lend or contribute money to said estates if this is deemed advisable by the Trustee for the payment of such expenses and/or taxes. The Trustee shall have complete authority and discretion regarding any such payments under the terms of this Article. Any payment made in accordance with the terms hereof shall be binding and conclusive upon all parties.


                                     ARTICLE VII
                                     -----------

                    1. Any Trustee hereunder may resign as Trustee from the trust hereby created at any time by giving at least thirty
          (30) days written notice of its intention so to do,


                                      -Eleven-
          delivered personally or by certified mail to the Settlor, if living, or if he previously has died, then to the person or persons then entitled to the income from the trusts. In case of the resignation of any Trustee hereunder, a successor corporate Trustee, whose principal place of business is located in the State of Connecticut, shall be appointed by the Settlor, if living, but if not living, by the Settlor's said wife, Carol.
          Any such successor Trustee shall have all the powers, immunities and discretion's conferred upon the original Trustee. No successor Trustee shall be liable or responsible for any acts or defaults of any predecessor or Trustee in any way, or for any loss or expense from or occasioned by anything done or neglected to be done by any predecessor Trustee.

                    2. As a matter of convenience to the Settlor, the Trustee hereunder may be changed at any time and a successor corporate Trustee, whose principal place of business is located in the State of Connecticut, appointed by the Settlor; such power shall be exercised by giving written notice to the then Trustee and to the successor Trustee and upon the acceptance of the trusts by the successor Trustee and the transfer to the successor Trustee of the property held hereunder, said then Trustee shall cease to be Trustee of such property, and the successor Trustee shall become and thereafter be Trustee thereof,


                                      -Twelve-
          to serve in the same manner with the same powers.


                                    ARTICLE VIII
                                    ------------


                    1. The Trustee of the trusts shall render at least annually to each person who is then an income beneficiary under any trust created herein, a statement of account showing all receipts, disbursements and distributions of both principal and income from such trust since the last such statement. Unless such account is objected to in writing within sixty (60) days from the rendition thereof, such account shall be deemed approved as stated. The approval of such persons, or of their guardians or legal representatives, of such statement shall, as to all matters and transactions stated in the account or shown by it, be final and binding on all persons, whether or not in being, who are then or who thereafter may become entitled to share in either the income or principal of any trust created herein.
          Nevertheless the Trustee shall at all times be entitled to obtain a judicial settlement of its accounts.


                                     ARTICLE IX
                                     ----------


                    1. If the Settlor and his said wife, Carol, die under such circumstances that the order of their deaths cannot be determined, Settlor shall be presumed to have survived his


                                     -Thirteen-
          said wife.


                                      ARTICLE X
                                      ---------

                    1. Reference herein to The Connecticut Bank and Trust Company shall include any corporation or association which may succeed to its trust business.


                                     ARTICLE XI
                                     ----------

                    1. This agreement shall be construed and regulated in all respects by the laws of the State of Connecticut.


                                     ARTICLE XII
                                     -----------

                    1. The settlor expressly reserves to himself during his lifetime the power (i) to revoke the trust at any time by an instrument in writing delivered to the Trustee, (ii) to alter, amend, or modify this Trust Agreement at any time or from time to time by an instrument in writing executed by the Settlor and the Trustee, (iii) to withdraw from the trust any property forming a part of the trust, such power to be exercisable at any time or from time to time by written request to the Trustee; provided however, that during such marriage, or in the event that such marriage shall be terminated by divorce, which has not been judicially


                                     -Fourteen-
          determined to be the consequence of the flagrant misconduct of the Settlor's said wife, Carol, such powers shall be exersiable only with the concurrence and consent of the Settlor's said wife, Carol or her legal representative. The powers reserved to the Settlor in this Article shall be personal to him and shall not be assignable nor extend to his estate, or any beneficiary named herein, or to any other person. Upon the death of the Settlor, this trust shall be deemed irrevocable.

                    IN WITNESS WHEREOF, the Settlor (Harry Fuller Barnes, Individually, The Connecticut Bank and Trust Company, Conservator of the Estate of Harry Fuller Barnes and Wallace Barnes, Conservator of the Person of Harry Fuller Barnes) have hereunto set their hands, names and seals, and The Connecticut Bank and Trust Company, as Trustee, acting herein by its officer hereunto duly authorized, has caused these presents to be executed by its name and behalf and its corporate seal to be hereunto affixed as of the day and year first above written.


          Signed, Sealed and Delivered
               in the presence of


          ---------------------------
               George T. Calder

                                             ------------------------------
                                             Harry Fuller Barnes

          ---------------------------
               Margaret M. Schmidt




                                      -Fifteen-

                                   THE CONNECTICUT BANK AND TRUST COMPANY

          ---------------------------
               George T. Calder         By-----------------------------L.S.
                                             Its Vice President
          ---------------------------     Conservator of the Estate of
             Margaret M. Schmidt                Harry Fuller Barnes

          ---------------------------
               George T. Calder           -----------------------------L.S.
                                                 Wallace Barnes
                                           Conservator of the Person of
          ---------------------------           Harry Fuller Barnes
             Margaret M. Schmidt

                                   THE CONNECTICUT BANK AND TRUST COMPANY

          ---------------------------
               George T. Calder
                                        By-----------------------------L.S.
          ---------------------------          Its Vice President
             Margaret M. Schmidt

          STATE OF CONNECTICUT
                                   ss. Bristol,   April  6  , A.D. 1972
          COUNTY OF HARTFORD

          Personally appeared Harry Fuller Barnes, Signer and Sealer of the foregoing Instrument, and acknowledged the same to be his free act and deed, before me.


                                             -----------------------------
                                                     Notary Public
                                                    George T. Calder
          My Commission Expires 4/1/77

          STATE OF CONNECTICUT
                                   ss.  Bristol,   April  6  , A.D. 1972
          COUNTY OF HARTFORD

          Personally appeared Francis P. Linendoll, Vice President of The Connecticut Bank and Trust Company, Signer and Sealer of


                                      -Sixteen-
          the foregoing Instrument and acknowledged the same to be his free act and deed, and the free act and deed of The Connecticut Bank and Trust Company, as such Conservator, before me.

                                         ----------------------------------
          My Commission Expires 4/1/77             Notary Public
                                                  George T. Calder

          STATE OF CONNECTICUT
                                   SS.  Bristol,  April  6  , A.D. 1972
          COUNTY OF HARTFORD

          Personally appeared Wallace Barnes, Signer and Sealer of the foregoing Instrument, and acknowledged the same to be his free act and deed, as such Conservator, before me.

                                         ----------------------------------
          My Commission Expires 4/1/77             Notary Public
                                                  George T. Calder

          STATE OF CONNECTICUT
                                   SS.  Bristol,  April  6  , A.D. 1972
          COUNTY OF HARTFORD

          Personally appeared Francis P. Linendoll, Vice President of The Connecticut Bank and Trust Company, Signer and Sealor of the foregoing Instrument, and acknowledged the same to be his free act and deed, and the free act and deed of The Connecticut Bank and Trust Company, before me.


                                         ----------------------------------
          My Commission Expires 4/1/77             Notary Public
                                                  George T. Calder


                                     -Seventeen-

          THIS TRUST AGREEMENT, made and entered into this 21st day of
          March    ,  1979, by and between HARRY FULLER BARNES,
          Individually, of the Town of Bristol, County of Hartford and State of Connecticut, without any express authority from the Probate Court in and for the District of Bristol, and THE CONNECTICUT BANK AND TRUST COMPANY, a specially chartered Connecticut corporation, having an office in the City of Hartford, County of Hartford and State of Connecticut, Conservator of the Estate of Harry Fuller Barnes, and WALLACE BARNES, of the Town of Simsbury, County of Hartford and State of Connecticut, Conservator of the Person of Harry Fuller Barnes, (hereinafter collectively referred to as the Settlor), pursuant to decree of the Probate Court in and for the District of Bristol dated May 2 , 1979, authorizing said Conservators to execute this Agreement for and on behalf of Harry Fuller Barnes, and THE CONNECTICUT BANK AND TRUST COMPANY, a specially chartered Connecticut corporation, having an office in the City of Hartford, County of Hartford and State of Connecticut, and WALLACE BARNES, of the Town of Simsbury, County of Hartford and State of Connecticut, (hereinafter collectively referred to as the Trustee).


          WITNESSETH:


                    WHEREAS, the parties entered into a Trust Agreement dated as of the 6th day of April, 1972, pursuant to decree of the Probate Court in and for the District of Bristol dated April 6, 1972; and

                    WHEREAS, in ARTICLE XII, the Settlor reserved the power to alter, amend or modify the Trust Agreement at any time or from time to time by an instrument in writing executed by the Settlor and the Trustee, which power shall be exercisable only with the concurrence and consent of the Settlor's wife, Carol Holt Barnes; and

                    WHEREAS, the Settlor and the Trustee now agree to make the following amendments to said Trust Agreement with the consent of said Carol Holt Barnes.

                    NOW THEREFORE:

                    1. ARTICLE IV of said Trust Agreement is hereby amended to read as follows:


                                        -Two-

                                     ARTICLE IV
                                     ----------


                    1. Upon the death of the survivor of the Settlor and his said wife, Carol, or upon the death of the Settlor and the remarriage of his said wife, or upon the death of the Settlor and a prior separation or divorce between the Settlor and his said wife and a judicial determination that such separation or divorce was the consequence of the flagrant misconduct of the Settlor's said wife, Carol, the Trustee shall pay over said trust properties, in equal shares, one (1) share to each child of the Settlor's brother, Wallace Barnes, who shall be living upon the termination of this Trust (with the exception of Frederick Hollister Barnes, who shall not be included as a distributee of the Trust), one (1) share to each child of the Settlor's sister, Nancy B. Coffin, who shall be living upon the termination of this Trust (with the exception of Ellen Hooker Wray, who shall not be included as a distributee of this Trust), and one (1) share, per stirpes, among the issue collectively, who shall then be living of each child of said Settlor's brother and said Settlor's sister, who shall not then be living, (with the exception of the issue of said Frederick Hollister Barnes and the issue of said Ellen Hooker Wray, who shall not be included as distributees of this Trust), or if there shall be no such


                                       -Three-
          children or more remote issue of Settlor's said brother, or Settlor's said sister, the whole thereof absolutely to THE BRISTOL HOSPITAL, INCORPORATED, THE BRISTOL GIRLS CLUB
          ASSOCIATION, INCORPORATED, and THE BRISTOL BOYS' CLUB
          ASSOCIATION, INCORPORATED, Connecticut charitable corporations located in Bristol, Connecticut, in equal shares.

                    2. Sub-paragraph (D) of ARTICLE V is hereby amended to read as follows:

                    (D) To invest and reinvest from time to time all or any part of any trust in such stocks, common or preferred, common trust funds, bonds, debentures, notes, securities, life insurance and annuity contracts, or other real or personal property, including property located outside the State of Connecticut, either of the class or kind now or hereafter ordinarily approved or held to be lawful for the investment of trust funds, or not, specifically including stock of Barnes Group Inc. although this would add to a substantial amount already held, as the Trustee, in its absolute discretion, may select, and to make and change such investments from time to time according to its discretion. Provided, however, in investing and reinvesting any


                                       -Four-
          property held by the Trustee during the life of the Settlor, the Trustee is requested to consult with the Settlor insofar as is practicable. The Trustee is hereby exonerated from any liability in connection with any action taken with the Settlor's consent. Since stock in Barnes Group Inc. may well be a very substantial asset of the trust, the Trustee is to be relieved of the necessity to and responsibility for failure to diversify this asset.

                    3. A new ARTICLE XIII is hereby added to said Trust Agreement, which said ARTICLE XIII shall read as follows:

                                    ARTICLE XIII
                                    ------------

                    1. The Connecticut Bank and Trust Company and Wallace Barnes (herein referred to as the Trustee) shall be the Trustees of this Trust. Upon the death or resignationor incapacity of Wallace Barnes to act as such Trustee, his son, Thomas Oliver Barnes, shall act as co-Trustee with The Connecticut Bank and Trust Company. In the event of the death of Thomas Oliver Barnes, or of his resignation as Trustee, the Settlor authorizes said Thomas Oliver Barnes, by instrument in writing to nominate any other individual or successive individuals to act as co-Trustee with The Connecticut Bank and Trust Company, provided, however, that there shall not be more than one individual Trustee


                                       -Five-
          acting hereunder at any time. During any period when no individual shall be acting as co-Trustee, The Connecticut Bank and Trust Company shall act as sole Trustee.

                    2. All voting rights with respect to the stock or other securities of Barnes Group Inc. (formerly known as Associated Spring Corporation) or any successor corporation or corporations shall be exercised in accordance with the written instructions of the individual co-Trustee and all decisions with respect to the condition of Barnes Group Inc. or any successor to it or with respect to the advisability of retaining securities of such corporation or corporations shall be made in accordance with the written instructions of the individual co-Trustee and the Corporate Trustee is hereby relieved of any responsibility for such votes and such decisions.

                    IN WITNESS WHEREOF, the Settlor (Harry Fuller Barnes, Individually, The Connecticut Bank and Trust Company, Conservator of the Estate of Harry Fuller Barnes and Wallace Barnes, Conservator of the Person of Harry Fuller Barnes) have hereunto set their hands, names and seals, and The Connecticut Bank and Trust Company and Wallace Barnes, as Trustees, have hereunto set their names, hands and seals, and Carol Holt Barnes has hereunto set her hand and seal


                                        -Six-
          as of the day and year first above written.


          Signed, Sealed and Delivered
               in the presence of


          ----------------------------     ----------------------------
               George T. Calder                    Harry Fuller Barnes

          ----------------------------
               McEwan Perkins
                                     THE CONNECTICUT BANK AND TRUST COMPANY

          ----------------------------
               George T. Calder
                                           ----------------------------L.S.
                                                  Its Vice President
          ----------------------------        Conservator of the Estate of
               Margaret M. Schmidt                Harry Fuller Barnes

          ----------------------------
               George T. Calder
                                           ----------------------------L.S.
                                                  Wallace Barnes
          ----------------------------        Conservator of the Person of
               Margaret M. Schmidt                Harry Fuller Barnes

                                     THE CONNECTICUT BANK AND TRUST COMPANY
          ----------------------------
               George T. Calder          By
                                           ----------------------------L.S.
                                                 Its Vice President
          ----------------------------
               Margaret M. Schmidt


          ----------------------------
               George T. Calder
                                           ----------------------------L.S.
                                                  Wallace Barnes
          ----------------------------
               Margaret M. Schmidt


          ----------------------------
               George T. Calder
                                           ----------------------------L.S.
                                                  Carol Holt Barnes
          ----------------------------
               McEwan Perkins


                                       -Seven-
          personally appeared Harry Fuller Barnes, Signer and Sealer of the foregoing Instrument, and acknowledged the same to be his free act and deed, before me.

                                             ------------------------------
          My Commission Expires 4/1/82             George T. Calder
                                                    Notary Public

          STATE OF CONNECTICUT
                                   SS. Bristol,   May   2     A.D., 1979
          COUNTY OF HARTFORD

          Personally appeared McEwan Perkins, Vice President of the Connecticut Bank and Trust Company, Signer and Sealer of the foregoing Instrument and acknowledged the same to be his free act and deed, and the free act and deed of The Connecticut Bank and Trust Company, as such Conservator, before me.

                                             ------------------------------
          My Commission Expires 4/1/82            George T. Calder
                                                    Notary Public

          STATE OF CONNECTICUT
                                   SS. Bristol,   May   14    A.D., 1979
          COUNTY OF HARTFORD

          Personally appeared Wallace Barnes, Signer and Sealer of the foregoing


                                       -Eight-

          Instrument, and acknowledged the same to be his free act and deed, as such Conservator, before me.


                                             ------------------------------
          My Commission Expires 4/1/82             George T. Calder
                                                    Notary Public

          STATE OF CONNECTICUT
                                   SS. Bristol,   May   2    A.D., 1979
          COUNTY OF HARTFORD


          Personally appeared McEwan Perkins, Vice President of The Connecticut Bank and Trust Company, Signer and Sealer of the foregoing Instrument, and acknowledged the same to be his free act and deed, and the free act and deed of The Connecticut Bank and Trust Company, before me.


                                             ------------------------------
          My Commission Expires 4/1/82             George T. Calder
                                                    Notary Public

          STATE OF CONNECTICUT
                                   SS. Bristol,   May   14    A.D., 1979
          COUNTY OF HARTFORD

          Personally appeared Wallace Barnes, Signer and Sealer of the foregoing Instrument and acknowledged and same to be his free act and deed, before me.

                                             ------------------------------
          My Commission Expires 4/1/82            George T. Calder
                                                   Notary Public


                                       -Nine-

          STATE OF CONNECTICUT
                                   SS. Bristol,   March   21    A.D., 1979
          COUNTY OF HARTFORD


          Personally appeared Carol Holt Barnes, Signer and Sealer of the foregoing Instrument, and acknowledged the same to be her free act and deed, before me.


                                             ------------------------------
          My Commission Expires 4/1/82             George T. Calder
                                                     Notary Public

                                             January 20, 1992


          Mr. Harry F. Barnes
          1975 Perkins Street
          Bristol, CT  06010

          Dear Harry:

               For the reasons we have discussed, I hereby resign as trustee under the Trust Agreement date April 6, 1972 between you, Connecticut Bank & Trust (now Fleet Bank), and myself. Under the amendment to that document dated March 21, 1979, Mr. Thomas O. Barnes becomes a trustee effective upon my resignation.

               I desire the resignation to be effective as of the date of this letter. Therefore, please sign the enclosed form which waives the thirty-day notice period provided in the Trust Agreement.


                                             Very truly yours,



                                             Wallace Barnes


          WB/
          Enc.

          c:  Mr. T.O. Barnes
              Mr. George Pare (Fleet Bank, N.A.)

                          ACCEPTANCE OF POSITION AS TRUSTEE
                          ---------------------------------

                    I, Thomas O. Barnes hereby accept the position of trustee under the Trust Agreement date April 6, 1972 between Harry F. Barnes, Connecticut Bank and Trust Company (now Fleet Bank, N.A.), and Wallace Barnes effective January 20, 1992.



          Dated this 20th day of January, 1992


          ----------------------------------
          Thomas O. Barnes

                               WAIVER OF NOTICE PERIOD
                               -----------------------

                    The undersigned hereby waive the notice period relating to resignation of trustees contained in Article VII of the Trust Agreement dated April 6, 1972 between Harry F. Barnes, Connecticut Bank and Trust Company (now Fleet Bank, N.A.), and Wallace Barnes (the "Trust Agreement") and accept the resignation of Wallace Barnes as a trustee under the Trust Agreement effective January 20,1992.


          Dated this 20th day of January, 1992.


          ----------------------------------
          Harry Fuller Barnes


          FLEET BANK, N.A.


          By: ------------------------------------------------
              Conservator of the Estate of Harry Fuller Barnes



          ----------------------------------
          Wallace Barnes
          Conservator of the Person of Harry Fuller Barnes

                                LETTER OF RESIGNATION


          Harry Fuller Barnes
          1975 Perkins Street
          Bristol, Connecticut 06010


          Wallace Barnes, Conservator of the
          Person of Harry Fuller Barnes
          Sky Bight
          1875 Perkins Street
          Bristol, Connecticut 06010


          Fleet Bank, N.A., Conservator of the
          Estate of Harry Fuller Barnes
          One Constitution Plaza
          Hartford, Connecticut 06115


                           RE:  Harry Fuller Barnes Trust


          Gentlemen:

          Under the terms of the trust agreement made by Harry Fuller Barnes, et al, dated April 6, 1972, as amended March 21, 1979, Fleet Bank, N.A. and Thomas O. Barnes serve as trustees. In accordance with Article III 1., please consider this notice of the resignation of Fleet Bank, N.A., as trustee effective, with waiver of the notice period, as of today's date.


                                        Fleet Bank, N.A. as
                                        Trustee, by:



                                        -----------------------------------
                                        Edmund J. Staley
                                        Vice President

          March 10, 1995

                                WAIVER OF NOTICE AND
                          APPOINTMENT OF SUCCESSOR TRUSTEE
                          --------------------------------

                    WHEREAS, the undersigned, acting together as Settlor, executed a Trust Agreement dated April 6, 1972 with Connecticut Bank and Trust Company (now Fleet Bank, N.A.), and Wallace Barnes as Trustees; and

                    WHEREAS, Fleet Bank, N.A. has resigned as Trustee under said Trust Agreement effective March 10, 1995;

                    NOW THEREFORE, the undersigned:

                    1. Hereby waive the notice period relating to the resignation of Trustees contained in Article VII of said Trust Agreement and accept the resignation of Fleet Bank, N.A. as Trustee under said Trust Agreement effective March 10, 1992; and


                    2. Hereby appoint Trust Company of Connecticut, of Hartford, Connecticut, as Successor Trustee.

                    Dated as of the 10th day of March, 1995.


                                -----------------------------------
                                Harry Fuller Barnes


                              FLEET BANK, N.A., CONSERVATOR OF
                                 THE ESTATE OF HARRY FULLER BARNES

                              By
                                -----------------------------------
                                Its Vice President

                                -----------------------------------
                                Wallace Barnes, Conservator of
                                the Person of Harry Fuller Barnes

                    Trust Company of Connecticut hereby accepts the above appointment as Successor Trustee effective March 10,1995.

                              TRUST COMPANY OF CONNECTICUT

                              By
                                -----------------------------------
                                Its Senior Vice President